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                           REVOLVING CREDIT LOAN AGREEMENT

                                       BETWEEN

                    MYLEX CORPORATION AND COMERICA BANK-CALIFORNIA

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                                  TABLE OF CONTENTS

                                                                        Page No.

RECITALS....................................................................  1

SECTION 1.    DEFINITIONS...................................................  1
    1.1  Defined Terms......................................................  1
    1.2  Accounting Terms...................................................  9
    1.3  Singular and Plural................................................  9

    SECTION 2.     COMMITMENT, INTEREST AND FEES............................  9
    2.1  Revolving Credit Commitment........................................  9
    2.2  Borrowing Procedures...............................................  9
         2.2.1  Notice......................................................  9
         2.2.2  Bank Obligations............................................  9
    2.3  Borrower's Obligation to Repay.....................................  9
    2.4  Selection of Interest Rate Options................................. 10
    2.5  LIBOR Option Advances and Eurodollar Option Advances............... 10
         2.5.1  Minimum Amount of Advance................................... 10
         2.5.2  Payment of LIBOR Option Advances and Eurodollar Option
         Advances........................................................... 10
         2.5.3  Bank's Records Re: LIBOR Option Advances and Eurodollar
         Option Advances.................................................... 10
         2.5.4  Conversion of Interest Rate Options......................... 10
         2.5.5  Hold Harmless and Indemnification........................... 11
         2.5.6  Regulatory Developments or Other Circumstances Relating to
         Illegality or Impracticality of LIBOR or Eurodollar................ 12
         2.5.7  Additional Costs............................................ 12
    2.6  Default Interest................................................... 13
    2.7  Prepayment......................................................... 13
    2.8  Letters of Credit.................................................. 13
         2.8.1  Letter of Credit Procedures................................. 14
         2.8.2  Borrower's Agreement to Repay Letter of Credit Drawings..... 14
         2.8.3  Records..................................................... 14
         2.8.4  Examination................................................. 15
         2.8.5  Acceptance of Items......................................... 15
    2.9  Fees............................................................... 15
         2.9.1  Commitment Fee.............................................. 15
         2.9.2  Preparation Fees............................................ 15
         2.9.3 Letter of Credit Fees........................................ 15
    2.10 Basis of Computation............................................... 16
    2.11 Changes in Commitment and Mandatory Payments....................... 16
         2.11.1  Termination of Reduction in Commitment..................... 16
         2.11.2  Mandatory Payments......................................... 16
    2.12 Deposit Accounts and Compensating Balances......................... 17


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    2.13 Basis of Payments.................................................. 17
    2.14 Receipt of Payments................................................ 17
    2.15 Maximum Rate....................................................... 18

SECTION 3.  CONDITIONS PRECEDENT.............................................18
    3.1  Conditions to First Advance........................................ 18
         3.1.1  Documents Executed and Filed................................ 18
         3.1.2  Certified Resolutions....................................... 18
         3.1.3  Certified Articles.......................................... 18
         3.1.4  Certified Bylaws............................................ 18
         3.1.5  Certificates of Good Standing............................... 18
         3.1.6  UCC Lien Search............................................. 18
         3.1.7  Approval of Bank Counsel.................................... 19
    3.2  Conditions to Disbursements........................................ 19
         3.2.1  Certificate................................................. 19
         3.2.2  Bank Satisfaction........................................... 19

SECTION 4.  WARRANTIES AND REPRESENTATIONS...................................19
    4.1  Corporate Existence and Power...................................... 20
    4.2  Authorization and Approvals........................................ 20
    4.3  Valid and Binding Agreement........................................ 20
    4.4  Actions, Suits or Proceedings...................................... 20
    4.5  No Liens, Pledges, Mortgages or Security Interests................. 21
    4.6  Accounting Principles.............................................. 21
    4.7  Financial Condition................................................ 21
    4.8  Conditions Precedent............................................... 21
    4.9  Taxes.............................................................. 21
    4.10 Compliance with Laws............................................... 21
    4.11 Indebtedness....................................................... 22
    4.12 Material Agreements................................................ 22
    4.13 Margin Stock....................................................... 22
    4.14 Pension Funding.................................................... 22
    4.15 Misrepresentation.................................................. 22
    4.16 No Conflicting Agreements.......................................... 23
    4.17 Hazardous Materials................................................ 23

SECTION 5.  AFFIRMATIVE COVENANTS............................................24
    5.1  Financial and Other Information.................................... 25
         5.1.1  Annual Financial Reports.................................... 25
         5.1.2  Quarterly Financial Statements.............................. 25
         5.1.3  Certificate................................................. 25
         5.1.4  Adverse Events.............................................. 25
         5.1.5  Shareholder Reports......................................... 25
         5.1.6  Management Letters.......................................... 26
         5.1.7  Other Information As Requested.............................. 26


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    5.2  Insurance.......................................................... 26
    5.3  Taxes.............................................................. 26
    5.4  Maintain Corporation and Business.................................. 26
    5.5  Maintain Tangible Net Worth........................................ 27
    5.6  Maintain Quick Asset to Current Liability Ratio.................... 27
    5.7  Maintain Profitability............................................. 27
    5.8  ERISA.............................................................. 27
    5.9  Use of Loan Proceeds............................................... 27

SECTION 6.  NEGATIVE COVENANTS.............................................. 28
    6.1  Dividends.......................................................... 28
    6.2  Stock Acquisition.................................................. 28
    6.3  Liens and Encumbrances............................................. 28
    6.4  Indebtedness....................................................... 28
    6.5  Extension of Credit................................................ 28
    6.6  Guarantee Obligations.............................................. 28
    6.7  Subordinate Indebtedness........................................... 29
    6.8  Property Transfer, Merger or Lease-Back............................ 29
    6.9  Acquisitions....................................................... 29
    6.10 Acquire Fixed Assets............................................... 29
    6.11 Pension Plan....................................................... 29
    6.12 Misrepresentation.................................................. 30
    6.13 Margin Stock....................................................... 30

SECTION 7.  EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF
            PROCEEDS........................................................ 30
    7.1  Events of Default.................................................. 30
         7.1.1   Failure to Pay Monies Due.................................. 30
         7.1.2   Misrepresentation.......................................... 30
         7.1.3   Noncompliance with This or Other Bank Agreement............ 30
         7.1.4   Other Defaults............................................. 30
         7.1.5   Judgments.................................................. 31
         7.1.6   Business Suspension, Bankruptcy, Etc....................... 31
         7.1.7   Change of Management or Ownership.......................... 31
         7.1.8   Inadequate Funding or Termination of Employee Benefit
                 Plan(s).................................................... 31
         7.1.9   Occurrence of Certain Reportable Events.................... 32
    7.2  Acceleration of Indebtedness; Remedies............................. 32
    7.3  Application of Proceeds............................................ 32
    7.4  Cumulative Remedies................................................ 33
    7.5  Payable Upon Demand................................................ 33

SECTION 8.   MISCELLANEOUS.................................................. 33
    8.1  Independent Rights................................................. 33
    8.2  Covenant Independence.............................................. 33
    8.3  Waivers and Amendments............................................. 33


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    8.4  Governing Law...................................................... 33
    8.5  Survival of Warranties, Etc........................................ 34
    8.6  Costs and Expenses................................................. 34
    8.7  Payments on Saturdays, Etc......................................... 34
    8.8  Binding Effect..................................................... 34
    8.9  Maintenance of Records............................................. 34
    8.10 Notices............................................................ 34
    8.11 Counterparts....................................................... 35
    8.12 Headings........................................................... 35
    8.13 Waiver of Jury Trial............................................... 35
    8.14 Further Assurances................................................. 35
    8.15 Integrated Agreement............................................... 35


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                            REVOLVING CREDIT LOAN AGREEMENT


    THIS REVOLVING CREDIT LOAN AGREEMENT made and delivered this   23th day of
June, 1996, by and between MYLEX CORPORATION and COMERICA BANK-CALIFORNIA.


                                       RECITALS

    WHEREAS, the Borrower desires to borrow up to Twenty Million and No/100 Dollars ($20,000,000) from the Bank from time to time for the working capital needs of the Borrower; which amount shall include up to Ten Million and No/100 Dollars ($10,000,000) for standby and documentary letters of credit.

    WHEREAS, the Bank is willing to supply such financing subject to the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree as follows:


SECTION
1.  DEFINITIONS

    1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

         "ADVANCE" shall mean a borrowing requested by Borrower and made by Bank under this Agreement, including a LIBOR Option Advance, a Eurodollar Option Advance, and/or a Base Rate Option Advance (and including all Letter of Credit Advances).

         "AFFILIATE" shall mean, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" shall mean this Revolving Credit Loan Agreement.

         "AVERAGE INVESTABLE BORROWER FUNDS" shall mean the average collected non-interest bearing demand deposit account balances of the Borrower (or any other person deemed by the Bank to be affiliated with the Borrower), according to the Bank's records on a quarterly


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basis, less the applicable required reserves and amounts needed to offset the account activity costs, as determined by the Bank, and less amounts maintained with the Bank pursuant to any other agreement with the Bank.

         "BANK" shall mean Comerica Bank-California, a California banking corporation.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

         "BASE RATE" shall mean that annual rate of interest designated by the Bank as its base rate, which rate may not be the lowest rate of interest charged by the Bank to any of its customers, and which rate is changed by the Bank from time to time.

         "BORROWER" shall mean Mylex Corporation, a Florida corporation.

         "BUSINESS DAY" shall mean any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

         "CASH FLOW" of any person shall mean, for any applicable period of determination, the Net Income (after deduction for income taxes and other taxes of such person determined by reference to income or profits of such person) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, all as determined in accordance with GAAP.

         "CLOSING DATE" shall mean the date of this Agreement.

         "COMMITMENT AMOUNT" shall mean, as of any applicable date of determination, Twenty Million and No/100 Dollars ($20,000,000), which shall include the sum of Ten Million Dollars ($10,000,000) to be used for standby and documentary letters of credit.

         "CONSOLIDATED" OR "CONSOLIDATED" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to "consolidated" financial statements or data of the Borrower includes consolidation with its Subsidiaries in accordance with GAAP.

         "CONTRACT RATE" shall mean, as of any applicable date of determination, the interest rate applicable to the then outstanding Advances, determined in accordance with Section 2.4 of this Agreement.

         "CURRENT ASSETS" shall mean, as of any applicable date of determination, assets of Borrower consisting of cash, cash equivalent instruments, long term cash investments, non-affiliated customer receivables net of applicable reserves therefor, and inventories.


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         "CURRENT LIABILITIES" shall mean, as of any applicable date of determination, (i) all liabilities of a person that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the Indebtedness classified as current, plus (ii) to the extent not otherwise included, all liabilities of the Borrower to any of its Affiliates whether or not classified as current in accordance with GAAP.

         "DEBT" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

         "DEFAULT" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         "DISBURSEMENT DATE" shall mean the date upon which the Bank makes an Advance to the Borrower under Section 2.1 of this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

         "EURODOLLAR" shall mean the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                                  Base Eurodollar
                        -------------------------------------
    Eurodollar =        100%-  Eurodollar Reserve Percentage

              (a) "BASE EURODOLLAR" shall mean the rate per annum determined by the Bank at which deposits for the relevant Eurodollar Period would be offered to the Bank in the approximate amount of the relevant Eurodollar Option Advance in the interbank Eurodollar market selected by the Bank, upon request of the Bank at 10:00 a.m., California time, on the day that is the first day of such Eurodollar Period.

              (b) "EURODOLLAR RESERVE PERCENTAGE" shall mean the reserve percentage prescribed by the Board of Governors of the Federal Reserved System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Eurodollar Period.

         "EURODOLLAR BUSINESS DAY" shall mean a Business Day on which dealings in Dollar deposits may be carried out in the interbank Eurodollar market.

         "EURODOLLAR PERIOD" shall mean, with respect to a Eurodollar Option
Advance:


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              (a)  initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a Eurodollar Option Advance, and ending at least one
              (1) day and not more than one (1) year thereafter so long as the Eurodollar Option is quoted for such period in the applicable interbank Eurodollar market, as such period is selected by Borrower in the notice of Advance or in the notice of conversion as provided in this Agreement; and

              (b) thereafter, each period commencing on the last day of the next preceding Eurodollar Period applicable to such Eurodollar Option Advance and ending at least one (1) day and not more than one (1) year thereafter so long as the Eurodollar Option is quoted for such period in the applicable interbank Eurodollar market, as such period is selected by Borrower in the notice of continuation as provided in this Agreement.

         "EVENT OF DEFAULT" shall mean any of those conditions or events listed in Section 8.1 of this Agreement.

         "FINANCIAL STATEMENTS" shall mean all those balance sheets, earnings statements and other financial data (whether of the Borrower, any of its Subsidiaries, or otherwise) which have been furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby, including accounts receivable agings and accounts payable agings.

         "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied.

         "INDEBTEDNESS" shall mean all loans, advances, indebtedness, obligations and liabilities of the Borrower to the Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

         "INTEREST PERIOD" shall mean a Eurodollar Period or a LIBOR Period, as the context may imply, provided that all Eurodollar Periods and LIBOR Periods are subject to the following:

              (a) if any Eurodollar Period would otherwise end on a day that is not a Eurodollar Business Day, that Eurodollar Period shall be extended to the next succeeding Eurodollar Business Day;

              (b) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, that LIBOR Period shall be extended to the next succeeding LIBOR Business Day;


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              (c)  there shall be no more than four (4) Interest Periods outstanding any one time; and

              (d)  no Interest Period shall extend beyond the Termination Date.

         "INTEREST RATE OPTION" shall have the meaning specified in Section 2.4 of this Agreement.

         "ITEM" shall mean each notice, document, bill of lading, invoice, insurance certificate, purchase order and similar document that may be presented in connection with a request for a draw under a Letter of Credit.

         "LEGAL RATE" shall mean the maximum interest rate permitted to be paid by the Borrower or received by the Bank with respect to the Indebtedness under applicable law.

         "LETTER OF CREDIT" shall mean a letter of credit issued by Bank at the request of Borrower pursuant to Section 2.8.

         "LETTER OF CREDIT ADVANCE" shall mean the Borrower's obligation to reimburse the Bank under Section 2.8.3 of this Agreement for all payments and disbursements made by Bank under any Letter of Credit.

         "LETTER OF CREDIT APPLICATION" shall mean an application and agreement for issuance of letter of credit on the Bank's standard form.

         "LIBOR BUSINESS DAY" shall mean a Business Day on which dealings in Dollar deposits may be carried out in the London interbank market.

         "LIBOR" shall mean the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                        Base
              -------------------------------
    LIBOR =   100% - LIBOR Reserve Percentage

              (a) "BASE LIBOR" shall mean the rate per annum determined by the Bank at which Dollar deposits for the relevant LIBOR Period would be offered to the Bank in the approximate amount of the relevant LIBOR Option Advance in the London interbank market, upon request of the Bank at 10:00 a.m., California time, on the day that is two (2) LIBOR Business Days prior to the first day of such LIBOR Period.

              (b) "LIBOR RESERVE PERCENTAGE" shall mean the reserve percentage prescribed by the Board of Governors of the Federal Reserved System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D


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              of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

    "LIBOR PERIOD" shall mean, with respect to a LIBOR Option Advance:

              (a) initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and ending 30, 60, 90, 120, 150 or 180 days thereafter so long as the LIBOR Option is quoted for such period in the London interbank market, as such period is selected by Borrower in the notice of Advance or in the notice of conversion as provided in this Agreement; and

              (b) thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and ending 30, 60, 90, 120, 150 or 180 days thereafter so long as the LIBOR Option is quoted for such period in the London interbank market, as such period is selected by Borrower in the notice of continuation as provided in this Agreement.

    "NET INCOME" shall mean the net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

              (i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

              (ii) in the case of the Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

    "PERMITTED LIENS" shall mean:

              (a) Any liens existing on the Closing Date and disclosed in writing to the Bank;

              (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank;


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              (c)  Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;
              (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

              (e) Encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use; and

              (f) Liens arising under leases or purchase money transactions as allowed in Section 6.10, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment.

         "PERSON" or "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

         "QUICK ASSETS" shall mean, as of any applicable date of determination, assets of Borrower consisting of cash, cash equivalent investments, long term cash investments and non-affiliated customer receivables net of applicable reserves therefor.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

         "REGULATORY DEVELOPMENT" shall mean any or all of the following:
(i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

         "SUBORDINATED DEBT" shall mean indebtedness of the Borrower to third parties which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to the Bank.

         "SUBSIDIARY" shall mean any corporation (whether now existing or hereafter organized or acquired) in which more than fifty percent (50%) of the outstanding securities having ordinary voting power for the election of directors, as of any applicable date of determination, shall be owned directly, or indirectly through one or more Subsidiaries, by the


                                          7

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Borrower.

         "TANGIBLE EFFECTIVE NET WORTH" shall mean, as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

         "TANGIBLE NET WORTH" shall mean, as of any applicable date of determination, the excess of the net book value of all assets of Borrower and Borrower's subsidiaries over all Liabilities of Borrower and its subsidiaries; EXCLUDING HOWEVER, for purposes of making such calculation, (i) all intangible assets, including without limitation goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, and deferred charges including, without limitation, unamortized debt discount and expense reorganization and research and product development costs, (ii) treasury stock,
(iii) cash set apart in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, and (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriation of retained earnings which, in accordance with GAAP, should be established in accordance with the business conducted by the Borrower and its subsidiaries.

         "TAX REFUNDS" shall mean refunds or claims for refunds of any taxes at any time paid by Borrower to the United States of America or any state, city, county or other governmental entity.

         "TERMINATION DATE" shall mean June 30, 1998 (or such earlier date on which the Borrower shall permanently terminate the Bank's commitment under
Section 2.12.1 of this Agreement).

         "WORKING CAPITAL" shall mean, as of any applicable date of determination, Current Assets less Current Liabilities.

    1.2 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

    1.3 SINGULAR AND PLURAL. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

SECTION 2.    COMMITMENT, INTEREST AND FEES

    2.1 REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement, the Bank agrees to make Advances to the Borrower on a revolving basis in such amount as the Borrower shall request pursuant to Section 2.2 of this Agreement at any time from the date of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the Commitment Amount, PROVIDED that each Disbursement Date under this Agreement must be a Business Day.


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    2.2  BORROWING PROCEDURES.

         2.2.1 NOTICE. The Borrower shall by telephone give the Bank notice of the Borrower's desire for Advance no later than 1:00 p.m. San Jose, California time in order to have the date of notice be the Disbursement Date, otherwise the following Business Day shall be the Disbursement Date. Such notice shall specify (i) the principal amount of the proposed Advance, (ii) the Interest Rate Option to be applied to the proposed Advance and (iii) if such Advance is a Eurodollar Option Advance or a LIBOR Option Advance, the initial Interest Period therefor.

         2.2.2 BANK OBLIGATIONS. The Bank agrees to make the Advance on the Disbursement Date established by notice to the Bank from the Borrower conforming to the requirements of Section 2.2.1 by crediting the deposit account of the Borrower with the Bank in the amount of such Advance, PROVIDED, HOWEVER, that the Bank shall not be obligated if:

                   (a) Any of the conditions precedent set forth in Section 4 of this Agreement shall not have been satisfied or waived by the Bank in accordance with Section 9.3 of this Agreement, or

                   (b) Such proposed Advance would cause the aggregate unpaid principal amount of all Advances made under this Agreement to exceed the Commitment Amount on the Disbursement Date.

    2.3 BORROWER'S OBLIGATION TO REPAY. The date and amount of each Advance made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid under this Agreement, PROVIDED, HOWEVER, that the failure by the Bank so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of the Borrower under this Agreement to repay the principal amount of all Advances together with all interest accrued or accruing thereon.

 Event of Default is continuing. Borrower may elect from time to time to continue its outstanding Eurodollar Option Advances or LIBOR Option Advances upon the expiration of the Interest Period applicable thereto if Borrower gives to the Bank irrevocable notice of continuation of such Eurodollar Option or LIBOR Option, as the case may be, on a Eurodollar Business Day or at least two
(2) LIBOR Business Days' prior to the expiration thereof, and so long as no Default or Event of Default is then continuing. Each notice of an election to convert or continue an Advance shall specify (a) the proposed conversion/continuation date; (b) the amount of the Advance to be converted/continued; (c) the nature of the proposed conversion/continuation; and
(d) in the case of a conversion to, or a continuation of a Eurodollar Option Advance or LIBOR Option Advance, the requested Interest Period, and shall certify that no Default or Event of Default is continuing. On the date on which such conversion or continuation is effective, the Bank shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Bank with respect to outstanding Eurodollar Option Advances and LIBOR Option Advances, upon expiration of the Interest Period applicable thereto, such Advances shall convert to Base Rate Option Advances. Any notice of conversion or continuation may be given by telephone so long as (I) with respect to each LIBOR Option selected by Borrower, Bank receives written confirmation from Borrower not later than two (2) LIBOR Business Days after such telephone notice is given, and
(II) with respect to each Eurodollar Option selected by Borrower, Bank receives written confirmation from Borrower not later than the Eurodollar Business Day that such telephone notice is given, and (III) with respect to each LIBOR Option and Eurodollar Option selected by Borrower, Bank receives written confirmation thereof not later than 10:00 a.m., California time, on the first day of the Interest Period selected by Borrower.

         2.3.1 HOLD HARMLESS AND INDEMNIFICATION. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of
(i) any payment of a LIBOR Option Advance or a Eurodollar Option Advance prior to the last day of the Interest Period applicable to such Advance for any reason, including the occurrence of an Event of Default; (ii) any termination of an Interest Period; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance or a Eurodollar Option Advance. The losses and expenses covered by this indemnity shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtained in order to fund the loans to Borrower on the basis of the LIBOR Options and Eurodollar Options and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Agreement and the payment of the Indebtedness.

         2.3.2 REGULATORY DEVELOPMENTS OR OTHER CIRCUMSTANCES RELATING TO ILLEGALITY OR IMPRACTICALITY OF LIBOR OR EURODOLLAR. If any Regulatory Development or other circumstances relating to the interbank Eurodollar markets shall, at any time, in Bank's reasonable determination, make it unlawful or impractical for Bank to fund or maintain, during any Interest Period, to determine or charge interest rates based upon LIBOR or Eurodollar, Bank shall give notice of such circumstances to Borrower and:

              (a) In the case of an Interest Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of such Interest Period; and

              (b) No Interest Period may be designated thereafter until Bank determines that such would be practical.

         2.3.3 ADDITIONAL COSTS. Borrower shall pay to Bank from time to time, upon Bank's request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank's having made or maintained a LIBOR Option Advance or a Eurodollar Option Advance or to Bank's obligation to make a LIBOR Option Advance or a Eurodollar Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option or Eurodollar Option or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Developments, which
(i) change the basis of taxation of any amounts payable to Bank hereunder with respect to any LIBOR Option Advance or Eurodollar Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance or Eurodollar Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance or Eurodollar Option Advance); (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or Eurodollar Option Advance or any deposits referred to in the definition of LIBOR or Eurodollar); or (iii) impose any other condition affecting this Agreement (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

    2.4 DEFAULT INTEREST. From and after the occurrence of an Event of Default, the outstanding Indebtedness shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to three percent (3.00%) above the Base Rate.

    2.5 PREPAYMENT. Subject to the terms and conditions of this Agreement, Advances may be repaid, prepaid and reborrowed.

    2.6 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Bank agrees, whether directly or through an Affiliate of Bank, to issue or cause to be issued Letters of Credit for the account of the Borrower, which shall be Standby and/or Documentary Letters of Credit, in such Letter of Credit face amounts as the Borrower may from time to time request, provided, that:

              (a) after the issuance of any such requested Letter of Credit, the sum of (i) the aggregate outstanding Letter of Credit face amounts of all outstanding Letters of Credit, PLUS (ii) the aggregate outstanding principal amount of all Letter of Credit Advances outstanding, shall not at any time exceed Ten Million Dollars ($10,000,000);

              (b) after the issuance of any such requested Letter of Credit, the sum of (i) the aggregate outstanding Letter of Credit face amounts of all outstanding Letters of Credit, PLUS (ii) the aggregate outstanding principal amount of all Letter of Credit Advances outstanding, PLUS (iii) the aggregate outstanding principal amount of all outstanding Advances, shall not at any time exceed the Commitment Amount;

              (c) each Standby Letter of Credit shall expire no later than twelve (12) months after its date of issuance, unless otherwise specified and approved by Bank;

              (d) each Letter of Credit, including each Standby Letter of Credit and each Documentary (commercial) Letter of Credit, shall expire by no later than 120 days from the Termination Date;

              (e) each Letter of Credit shall be issued by no later than the Termination Date;

              (h)  each Letter of Credit shall require drafts payable at sight;

              (i) each Letter of Credit shall be issued for lawful purposes acceptable to the Bank; and

              (j) the terms and provisions of each Letter of Credit and the Application therefor shall be satisfactory to the Bank in its sole discretion.

         2.6.1 LETTER OF CREDIT PROCEDURES. The Bank shall receive at least five (5) Business Days' prior written notice from an Authorized Officer of the Borrower of each proposed Letter of Credit to be issued hereunder. Each such notice shall consist of an executed Letter of Credit Application pertaining to such Letter of Credit, suitably completed in a manner satisfactory to the Bank. In the event of any conflict between the terms and conditions contained therein or herein, the terms and conditions contained herein shall control.

         2.6.2     BORROWER'S AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.
The Borrower hereby agrees to reimburse the Bank, immediately without the necessity of demand, the amount equal to the payment or disbursement made by the Bank to settle its obligation under any Item drawn or presented under any Letter of Credit issued for the account of the Borrower with interest on the amount so paid or disbursed by the Bank from and including the date of payment or disbursement to, but not including, the date the Bank is reimbursed by the Borrower therefor, at a rate per annum (computed on the basis of a year consisting of 360 days) equal to the Base Rate plus two percent (2%) per annum, but subject, however, to the provisions of Section 2.6. The Borrower shall repay all Letter of Credit Advances immediately upon payment or disbursement by Bank. Borrower's obligation to reimburse the Bank under this Section for all payments and disbursements made by the Bank under any Letter of Credit (i) shall immediately and automatically constitute, without necessity of further act or evidence, an Advance (herein collectively called "Letter of Credit Advances" and individually called a "Letter of Credit Advance") made by the Bank to the Borrower on the date of such payment or disbursement, and (ii) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Bank, including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable.

         2.6.3 RECORDS. The date and amount of each Letter of Credit Loan and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records or, at the option of the Bank, on a schedule maintained for such purposes. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid under this Agreement, and shall be presumptively deemed correct in the absence of manifest error; PROVIDED, HOWEVER, that the failure by the Bank to so record any such amount (whether in its records, on a schedule maintained for such purposes shall not limit or otherwise affect the obligations of the Borrower under this Agreement to repay the Indebtedness.

         2.6.4 EXAMINATION. The Borrower agrees that it will promptly examine the copy of each Letter of Credit (and any amendments thereto) sent to the Borrower by the Bank, as well as any and all Items delivered to the Bank from time to time, and in the event that the Borrower has any claim of non-compliance with its instructions or of discrepancies or other irregularity, the Borrower will immediately notify the Bank thereof in writing so that the Bank may have sufficient time to evaluate the Borrower's statements, and the Borrower shall be deemed to have waived any such claim against the Bank unless such notice is given.

         2.6.5 ACCEPTANCE OF ITEMS. Unless specified to the contrary in the relevant Application for a Letter of Credit, or any amendment to a Letter of Credit, the Borrower agrees that the Bank and its correspondents may receive and accept (i) any Item drawn or presented under such Letter of Credit or other document otherwise in order, issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party who is authorized under such Letter of Credit to issue such Item or other document, as complying with the terms of such Letter of Credit, and (ii) documents which comply with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 400.

    2.7  FEES.

         2.7.1 COMMITMENT FEE. The Borrower shall pay to the Bank a commitment fee for the period from the date of this Agreement to and including the Termination Date equal to Ten Thousand Dollars ($10,000.00) plus one eighth of one percent (.125%) per annum on the Commitment Amount. Such commitment fee has been paid by Borrower.

         2.7.2 PREPARATION FEES. Upon demand of the Bank from time to time, the Borrower shall pay to the Bank the amount of the expenses (including without limit attorneys' fees, whether of inside or outside counsel, and disbursements) incurred by the Bank from time to time in connection with the preparation of this Agreement and related instruments and/or the making (or preparation for the making) of Advances hereunder. Notwithstanding the foregoing, the Bank has agreed that it will absorb the attorneys' fees and costs incurred in preparing this Agreement.

         2.7.3     LETTER OF CREDIT FEES.

              (a) STANDBY LETTER OF CREDIT FEES. Prior to the issuance of any Standby Letters of Credit, the Borrower shall pay to the Bank the standard letter of credit fees as established by the Bank from time to time. With respect to any Standby Letter of Credit, the Borrower also agrees to pay to the Bank on demand, (i) the out-of-pocket costs and expenses paid or incurred by the Bank (including, without limitation, fees and expenses of counsel to the Bank), whether for preparation, execution, delivery, filing, interpretation or administration of such Letter of Credit, the related Application or otherwise, and (ii) commissions, insurance fees and usual handling charges, expenses and fees which shall be at the rates customarily charged by the Bank at the time in like circumstances.

              (b) DOCUMENTARY LETTER OF CREDIT FEES. Prior to the issuance of any Documentary Letters of Credit, the Borrower shall pay to the Bank the Bank's standard letter of credit fees as established by the Bank from time to time. With respect to any Documentary Letter of Credit, the Borrower shall pay to the Bank on demand, (i) the out-of-pocket costs and expenses paid or incurred by the Bank (including, without limitation, fees and expenses of counsel to the Bank), whether for preparation, execution, delivery, filing, interpretation or administration of such Letter of Credit, the related Application or otherwise, and (ii) commissions, insurance fees, negotiation fees and usual handling charges, expenses and fees which shall be at the rates customarily charged by the Bank at the time in like circumstances.

    2.8 BASIS OF COMPUTATION. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

    2.9  CHANGES IN COMMITMENT AND MANDATORY PAYMENTS.

         2.9.1 TERMINATION OF REDUCTION IN COMMITMENT. The Borrower, at any time and from time to time, (except as may hereinafter be provided), upon at least five (5) Business Day's prior written notice received by the Bank, may permanently terminate the Bank's commitment to make Advances under this Agreement or permanently reduce the Commitment Amount by an integral multiple of One Hundred Thousand Dollars ($100,000), PROVIDED, HOWEVER, that the Borrower, on the effective date of such termination or reduction, shall pay to the Bank, in the case of a termination, the aggregate unpaid principal amount of all Advances, or, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of all Advances exceeds the then reduced Commitment Amount, together in either case with all interest accrued and unpaid on the principal amounts so prepaid, but without other premium. The notice shall specify the Termination Date or the reduced Commitment Amount and the effective date of the reduction, as the case may be. The Borrower may not revoke any such notice of termination or reduction without the prior written consent of the Bank. After such reduction, the commitment fee provided under
Section 2.9.1 of this Agreement shall be calculated on the Commitment Amount as so reduced and the Commitment Amount may not be increased or otherwise reinstated without the express written agreement of the Bank.

         2.9.2 MANDATORY PAYMENTS. The Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of all Advances and all issued and outstanding Letters of Credit, from time to time exceeds the Commitment Amount together with all interest accrued and unpaid on the amount of such excess.
Such payment shall be immediately due and owing without notice or demand upon the occurrence of any such excess, PROVIDED, HOWEVER, that any mandatory payment made under this Section 2.11.2 shall not reduce the Commitment Amount.

    2.10 DEPOSIT ACCOUNTS AND COMPENSATING BALANCES. Borrower shall maintain its primary depository bank accounts with Bank. Borrower agrees to maintain at all times a minimum free collected balance of not less than $1,500,000 in its primary deposit accounts with Bank.

    2.11 BASIS OF PAYMENTS. All sums payable by the Borrower to the Bank under this Agreement or the other documents contemplated hereby shall be paid directly to the Bank at its principal office set forth Section 8.10 hereof in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, the Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the Borrower with the Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect the Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

    2.12 RECEIPT OF PAYMENTS. Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by the Bank at the address designated for such payment, whether or not the Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. The Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, the Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. The Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by the Bank from or on behalf of the Borrower. The Borrower agrees that the Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as the Bank may deem advisable, notwithstanding any entry by the Bank upon any of its books and records. The Borrower expressly agrees that to the extent that the Bank receives any payment of benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by the Bank, to the extent that the Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by the Bank.

    2.13 MAXIMUM RATE. At no time shall the Contract Rate payable on any Advance exceed the Legal Rate. If at any time the Contract Rate payable on a any Advance exceeds the Legal Rate, interest payable on such Advance shall be reduced to the Legal Rate. Any amount paid in excess of the Legal Rate is acknowledged by the Borrower to have been the result of an accidental and bona fide error and shall be applied to future principal payments as designated by the Borrower. If the Contract Rate declines below the Legal Rate, interest shall again accrue and be payable at the lesser of the Contract Rate or the Legal Rate.

SECTION 3.  CONDITIONS PRECEDENT

    3.1 CONDITIONS TO FIRST ADVANCE. The obligations of the Bank under this Agreement are subject to the occurrence, prior to or simultaneously with the Disbursement Date first occurring, of each of the following conditions:

         3.1.1 DOCUMENTS EXECUTED AND FILED. The Borrower shall have executed (or caused to be executed) and delivered to the Bank and, as appropriate, all loan documents including this Agreement;

         3.1.2 CERTIFIED RESOLUTIONS. The Borrower shall have furnished to the Bank a copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the borrowings hereunder, and any other documents contemplated by this Agreement, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as of the initial Disbursement Date as being complete, accurate and in effect.

         3.1.3 CERTIFIED ARTICLES. The Borrower shall have furnished to the Bank a copy of the Articles of Incorporation including all amendments thereto and restatements thereof, and all other charter documents of the Borrower, all of which shall have been certified by the Florida Secretary of State as of a date within thirty days of the initial Disbursement Date.

         3.1.4 CERTIFIED BYLAWS. The Borrower shall have furnished to the Bank a copy of the Bylaws of the Borrower, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as of the initial Disbursement Date as being complete, accurate and in effect.

         3.1.5 CERTIFICATES OF GOOD STANDING. The Borrower shall have furnished to the Bank a certificate of good standing with respect to the Borrower, which shall have been certified by the Florida Secretary of State and the California Secretary of State as of a date within thirty days of the initial Disbursement Date.

         3.1.6 UCC LIEN SEARCH. The Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens or encumbrances other than the Permitted Liens.

         3.1.7 APPROVAL OF BANK COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested. Notwithstanding the foregoing, Bank agrees that nothing in this provision shall in any way be construed to provide that Bank's counsel has the right to exercise control over the legal affairs or operations of the Borrower.

    3.2 CONDITIONS TO DISBURSEMENTS. The obligations of the Bank to make any Advance on the Disbursement Date, are subject to the occurrence, prior to or on the Disbursement Date related to such Advance, of each of the following conditions and as otherwise required in this Agreement:

         3.2.1 CERTIFICATE. The Bank shall have received a certificate, executed by the chief executive or chief financial officer of the Borrower, certified as of such Disbursement Date, and confirming that, as of the Disbursement Date:

                   (a) No Default or Event of Default has occurred and is continuing; and

                   (b)  The warranties and representations set forth in
Section 4 of this Agreement are true and correct on and as of such Disbursement Date.

         3.2.2 BANK SATISFACTION. The Bank shall not know or have any reason to believe that, as of the Disbursement Date:

                   (a) Any Default or Event of Default has occurred and is continuing;

                   (b) Any warranty or representation set forth in Section 4 of this Agreement shall not be true and correct; or

                   (c) Any provision of law, any order of any court or other agency of government on any regulation, rule or interpretation thereof shall have had any material adverse effect on the validity or enforceability of this Agreement or the other documents contemplated hereby.

SECTION 4.    WARRANTIES AND REPRESENTATIONS

    On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower represents and warrants to the Bank that:

    4.1 CORPORATE EXISTENCE AND POWER. (a) The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (b) the Borrower and its Subsidiaries each has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary and (c) the Borrower has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform this Agreement and other documents contemplated hereby, and do any and all other things required of it hereunder.

    4.2 AUTHORIZATION AND APPROVALS. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the other documents contemplated hereby (a) have been duly authorized by all requisite corporate action of the Borrower, (b) except for UCC filings and the recording of any mortgages, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank, (c) will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Borrower, any provision of any indenture, note, agreement or other instrument to which the Borrower is a party, or by which it or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than as contemplated hereby.

    4.3 VALID AND BINDING AGREEMENT. This Agreement is, and the other documents contemplated hereby will be, when delivered, valid and binding obligations of the Borrower.

    4.4 ACTIONS, SUITS OR PROCEEDINGS. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any properties or rights of the Borrower or any of its Subsidiaries, which, if adversely determined, could materially impair the right of the Borrower or any of its Subsidiaries to carry on business substantially as now conducted or could have a material adverse effect upon the financial condition of the Borrower or any of its Subsidiaries.

    4.5 NO LIENS, PLEDGES, MORTGAGES OR SECURITY INTERESTS. Except for Permitted Liens, none of the Borrower's or its Subsidiaries assets and properties, are subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

    4.6 ACCOUNTING PRINCIPLES. All consolidated and consolidating balance sheets, earnings statements and other financial data furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of the Borrower and its Subsidiaries, as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. Without limiting the generality of the foregoing, the Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished to the Bank. The Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

    4.7 FINANCIAL CONDITION. The Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and the Borrower will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Agreement, or the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower or any of its Subsidiaries since the date of the latest of the Financial Statements.

    4.8 CONDITIONS PRECEDENT. As of each Disbursement Date, all appropriate conditions precedent referred to in Section 3 hereof shall have been satisfied or waived in writing by the Bank.

    4.9 TAXES. The Borrower and its Subsidiaries have each filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

    4.10 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have each complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of the Borrower or any of its Subsidiaries.

    4.11 INDEBTEDNESS. Except as disclosed, neither the Borrower nor any of its Subsidiaries has any indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower or its Subsidiaries in the ordinary course of business for deposit or collection.

    4.12 MATERIAL AGREEMENTS. If requested by Bank, Borrower or any of its Subsidiaries shall disclose any material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of Borrower, all parties to such agreements have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

    4.13 MARGIN STOCK. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

    4.14 PENSION FUNDING. Neither the Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower or any of its Subsidiaries and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

    4.15 MISREPRESENTATION. No warranty or representation by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which the Borrower has not disclosed to the Bank in writing which materially and adversely affects nor, so far as the Borrower can now foresee, is likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of the Borrower or any of its Subsidiaries or ability of the Borrower to perform this Agreement or the ability of the Guarantor to perform the Guaranty.

    4.16 NO CONFLICTING AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is in default under any shareholder agreement, preferred stock agreement or any other agreement to which it is a party or by which it or any of its property is bound, the effect of which might have a material adverse effect on the business or operations of the Borrower or any of its Subsidiaries. No provision of the Certificate of Incorporation, By-Laws or preferred stock, if any, of the Borrower, and no provision of any existing mortgage, indenture, note, contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on the Borrower or affecting the property of the Borrower conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement and the documents contemplated hereby, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create any lien upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, note, contract or agreement.

    4.17 HAZARDOUS MATERIALS.

         (a) The Borrower has not used Hazardous Materials (as defined hereinafter) on or affecting the premises at which the Borrower has a place of business (collectively and singly the "premises") in any manner which violates federal, state or local laws, ordinances, statutes, rules, regulations or judgments governing the use, storage, treatment, handling, manufacture, transportation, or disposal of Hazardous Materials ("Environmental Laws"), and that, to the best of the Borrower's knowledge, no prior owner of the premises or any current or prior occupant has used Hazardous Materials on or affecting the premises in any manner which violates Environmental Laws. The Borrower covenants and agrees that neither it nor any occupant shall use, introduce or maintain Hazardous Materials on the premises in any manner unless done in strict compliance with all Environmental Laws.

         (b) The Borrower shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting the premises, whether caused by the Borrower or a third party, in accordance with all Environmental Laws to the satisfaction of the Bank, and in accordance with the orders and directives of all federal, state, and local governmental authorities. Additionally, the Borrower shall defend, indemnify and hold harmless the Bank, its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (1) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting the premises or the soil, water, vegetation, buildings, personal property, persons or animals thereon, (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (3) any lawsuit brought or threatened, settlement reached or governmental order relating to such Hazardous Materials, (4) the cost of removal of all such Hazardous Materials from all or any portions of the premises, (5) taking necessary precautions to protect against the release of Hazardous Materials on or affecting the premises,
(6) complying with all Environmental Laws and/or (7) any violation of Environmental Laws or requirements of the Bank, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney's and consultant's fees (said attorneys and consultants to be selected by the Bank), investigation and laboratory fees, environmental studies required by the Bank (whether prior to foreclosure or otherwise), court costs and litigation expenses. Upon request of the Bank, the Borrower shall execute a separate indemnity covering the same matters.

         (c) The Borrower has never received any notice ("Environmental Complaint") of any violations of Environmental Laws (and, within five days of receipt of any Environmental Complaint the Borrower shall give the Bank a copy thereof), and to the best of the Borrower's knowledge, there have been no actions commenced or threatened by any party for noncompliance with any Environmental Laws.

         (d) The provisions of this section shall be in addition to any and all other obligations and liabilities the Borrower may have to the Bank at common law or pursuant to any other agreement and, notwithstanding anything in
Section 9.13 hereof to the contrary, shall survive (i) the repayment of all sums due hereunder and the other loan documents executed in connection herewith and the repayment of all other Indebtedness, and (ii) the satisfaction of all of the other obligations of the Borrower hereunder and under the other loan documents.

         (e) "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule, or regulation.

SECTION 5.    AFFIRMATIVE COVENANTS

    On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will:

    5.1  FINANCIAL AND OTHER INFORMATION.

         5.1.1 ANNUAL FINANCIAL REPORTS. Furnish to the Bank, in form and reporting basis satisfactory to the Bank, not later than ninety (90) days after the close of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1996, 10K and financial statements of the Borrower on a consolidated basis containing the balance sheet of the Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions as to the fairness of the statements therein contained.

         5.1.2 QUARTERLY FINANCIAL STATEMENTS. Furnish to the Bank not later than forty-five (45) days after the close of each quarter of each fiscal year of the Borrower, beginning with the fiscal quarter ending June 30, 1996, 10Q and financial statements on a consolidated basis containing the balance sheet of the Borrower as of the end of each such period, statements of income and retained earnings of the Borrower and a statement of cash flows of the Borrower for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports. These statements shall be prepared on the same accounting basis as the statements required in Section 6.1.1 of this Agreement and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

         5.1.3 CERTIFICATE. Furnish to the Bank quarterly, within forty five (45) days of each quarter end a certificate, executed by the chief executive, chief financial officer or treasurer of the Borrower, certified as of such date, and confirming that, as of such date:

              (a) No Default or Event of Default has occurred and is continuing; and

              (b) The warranties and representations set forth in Section 4 of this Agreement are true and correct on and as of such date.

         5.1.4 ADVERSE EVENTS. Promptly inform the Bank of the occurrence of any Default or Event of Default, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect upon the Borrower's or any of its Subsidiaries' business, properties, or financial condition or upon the Borrower's ability to comply with its obligations hereunder.

         5.1.5 SHAREHOLDER REPORTS. Promptly furnish to the Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower or any of its Subsidiaries to their stockholders, and all regular and periodic reports filed by the Borrower or any of its Subsidiaries with any securities exchange, the Securities and Exchange Commission, the Department of Corporation of the State of California or any governmental authorities succeeding to any or all of the functions of said Commission or Bureau.

         5.1.6 MANAGEMENT LETTERS. At the request of the Bank, Borrower is to furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with any annual or interim audit of the books of the Borrower or any of its Subsidiaries.

         5.1.7     OTHER INFORMATION AS REQUESTED.  Promptly furnish to the
Bank such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Borrower and its Subsidiaries at any reasonable time.

    5.2 INSURANCE. Keep its insurable properties and the insurable properties of its Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower or its Subsidiaries, as the case may be, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as
may be satisfactory to the Bank.   The Borrower will promptly deliver to the
Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured.

    5.3 TAXES. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower or its Subsidiaries, and their property, except to the extent being contested in good faith and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank. If the Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest the

Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Contract Rate, all amounts so expended by the Bank.

    5.4 MAINTAIN CORPORATION AND BUSINESS. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's and each of its Subsidiaries' corporate existence, rights and franchises and comply with all applicable laws; continue to conduct and operate its and each of its Subsidiaries' business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its and its Subsidiaries' property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

    5.5 MAINTAIN TANGIBLE NET WORTH. On a consolidated basis, maintain a Tangible Net Worth for it of not less than Seventy Million and No/100 Dollars ($70,000,000) plus eighty percent (80%) of quarterly net income (without deductions for any quarterly loss) and one hundred percent (100%) of any new equity and subordinated debt raised by Borrower or its Subsidiaries beginning with the fiscal quarter ending March 31, 1996.

    5.6 MAINTAIN QUICK ASSET TO CURRENT LIABILITY RATIO. On a consolidated basis, Borrower shall maintain a ratio of Quick Assets to Current Liabilities of not less than 1.35 to 1.0.

    5.7 MAINTAIN PROFITABILITY. On a consolidated basis, maintain annual fiscal profitability on an operating and after tax basis with the exception of a non-operating loss incurred due to the write-off of certain assets or in-process technology resulting from a merger or acquisition. Bank will allow one operating loss quarter per fiscal year for an amount not to exceed Three Million Dollars ($3,000,000).

    5.8 ERISA. (a) At all times meet and cause each of the Subsidiaries to meet the minimum funding requirements of ERISA with respect to the Borrower's and Subsidiaries' employee benefit plans subject to ERISA; (b) promptly after the Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or the Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth details as to such event or proceedings and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Borrower not later than ten (10) days after such report has been so filed.

    5.9 USE OF LOAN PROCEEDS. Use the proceeds of the Loan hereunder only for the purposes set forth in the recitals to this Agreement.

SECTION 6.    NEGATIVE COVENANTS

    On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will not, and will not permit any Subsidiary to:

    6.1 DIVIDENDS. Declare or pay any cash dividends on, or make any other distribution (whether by reduction of capital or otherwise) with respect to any shares of its capital stock, except for dividends from a Subsidiary to the Borrower.

    6.2 STOCK ACQUISITION. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so except to purchase stock from employees in excess of an aggregate amount of Two Million Dollars ($2,000,000) per fiscal year.

    6.3 LIENS AND ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property or assets (including without limit any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired other than Permitted Liens.

    6.4 INDEBTEDNESS. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (a) the Indebtedness, (b) indebtedness subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by the Bank, (c) existing indebtedness listed on the schedule to this Agreement , (d) trade indebtedness incurred and paid in the ordinary course of business, (e) contingent indebtedness to the extent permitted by Section 6.6 of this Agreement, (f) indebtedness secured by Permitted Liens, and (g) indebtedness related to acquisitions permitted by Section 6.10 of this Agreement in an aggregate amount not to exceed Four Million Dollars ($4,000,000).

    6.5 EXTENSION OF CREDIT. Make loans, advances or extensions of credit to any Person, except for sales on open account, to employees not to exceed an aggregate of Two Million and No/100 Dollars ($2,000,000) and otherwise in the ordinary course of business.

    6.6 GUARANTEE OBLIGATIONS. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection with the exception of guaranties of subsidiaries up an aggregate amount of Four Million and No/100 Dollars ($4,000,000).

    6.7 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

    6.8 PROPERTY TRANSFER, MERGER OR LEASE-BACK. (a) Sell, lease, transfer or otherwise dispose of properties and intangible assets having an aggregate book value of more than Two Hundred and Fifty Thousand Dollars ($250,000) (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction other than for equipment purchased with the intent to lease in which the equipment is subsequently sold for leaseback within one hundred and eighty (180) days of purchase.

    6.9 ACQUISITIONS. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for (i) the common stock of the Subsidiaries owned by the Borrower on the date of this Agreement; (ii) certificates of deposit, standard money market instruments, direct obligations of the United States Government and securities listed in Borrower's Cash Investment Policy, which shall be acceptable to the Bank; and (iii) all or substantially all of the capital stock or property of another Person in an aggregate amount of not greater than $15,000,000 PROVIDED, HOWEVER, that such acquisition causes no fault in this Agreement, the surviving entity is Borrower, and the surviving management is Borrower's management.

    6.10 ACQUIRE FIXED ASSETS. Acquire or expend for, or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds Five Million Dollars ($5,000,000) in any fiscal year.

    6.11 PENSION PLAN. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or
(b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower or any of its Subsidiaries to the PBGC which, in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower or any of its Subsidiaries.

    6.12 MISREPRESENTATION. Furnish the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

    6.13 MARGIN STOCK. Apply any of the proceeds of the Advances to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

    6.14 SEPARATE AGREEMENTS. Enter into any agreement with a third party that contains affirmative or negative covenants applicable to Borrower that are more restrictive to Borrower than are the covenants in this Agreement, without prior approval of the Bank.


SECTION 7.    EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS

    7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

         7.1.1 FAILURE TO PAY MONIES DUE. If the Borrower shall fail to pay, when due, any principal or interest on the Advances or any taxes, insurance or other amount payable by the Borrower under this Agreement or if the Borrower, any of its Subsidiaries shall fail to pay, when due, any indebtedness, obligation or liability whatsoever of the Borrower, any of its Subsidiaries to the Bank.

         7.1.2 MISREPRESENTATION. If any warranty or representation of the Borrower in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Borrower, shall prove to be false or misleading in any material respect.

         7.1.3 NONCOMPLIANCE WITH THIS OR OTHER BANK AGREEMENT. If the Borrower or any of its Subsidiaries shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other present or future agreement with the Bank to which it may be a party, which does not involve the failure to make a payment when due (be it principal, interest, taxes, insurance or otherwise) and which is not cured by the Borrower within thirty (30) days after the earlier of the date of notice to the Borrower by the Bank of such Default or the date the Bank is notified, or should have been notified pursuant to the Borrower's obligation under Section 6.1.6 hereof, of such Default.

         7.1.4 OTHER DEFAULTS. If the Borrower or any of its Subsidiaries shall default in the payment when due of any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof.

         7.1.5 JUDGMENTS. If there shall be rendered against the Borrower or any of its Subsidiaries one or more judgments or decrees involving an aggregate liability of One Million

Dollars ($1,000,000) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty
(30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of the Borrower or any of its Subsidiaries shall be issued and levied in an action claiming One Million Dollars ($1,000,000) or more and not released or appealed and bonded in an amount and manner satisfactory to the Bank within thirty (30) days after such issuance and levy.

         7.1.6 BUSINESS SUSPENSION, BANKRUPTCY, ETC. If the Borrower or any of its Subsidiaries shall voluntarily suspend transaction of its business; or if the Borrower or any of its Subsidiaries shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the Borrower, any of its Subsidiaries under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced or shall be commenced against the Borrower or any of its Subsidiaries and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for the Borrower or any of its Subsidiaries or for any substantial portion of their respective properties or assets.

         7.1.7 CHANGE OF MANAGEMENT OR OWNERSHIP. If the Borrower or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of one or more persons other than the present shareholders of Borrower, whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise; or the individuals who are the directors or officers of the Borrower, at the date of this Agreement, shall no longer remain in office, whether by reason of death, resignation or otherwise; and any such change of control or office holder may adversely affect, in the sole judgment of the Bank, the ability of the Borrower to carry on its business as conducted before such change.

         7.1.8 INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE BENEFIT Plan(s). If the Borrower or any of its Subsidiaries shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Borrower or any of its Subsidiaries to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower, any of its Subsidiaries, as the case may be.

         7.1.9 OCCURRENCE OF CERTAIN REPORTABLE EVENTS. If there shall occur, with respect to any pension plan maintained by the Borrower or any of its Subsidiaries any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower or any of its Subsidiaries, as the case may be.

    7.2 ACCELERATION OF INDEBTEDNESS; REMEDIES. Upon the occurrence of an Event of Default, all Indebtedness shall be due and payable in full immediately at the option of the Bank without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. Unless all of the Indebtedness is then immediately fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreements, or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Indebtedness any amount owing by the Bank to the Borrower and/or any property of the Borrower in possession of the Bank. The Borrower agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the Bank which is reasonably convenient to the Bank and the Borrower.

    7.3 APPLICATION OF PROCEEDS. All of the Indebtedness shall constitute one loan secured by the Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from the Borrower to the Bank. Upon the occurrence of an Event of Default which is not cured within the cure period, if any, provided under Section 8.2, the Bank may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower shall remain liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

    7.4 CUMULATIVE REMEDIES. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

    7.5 PAYABLE UPON DEMAND. To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement or any document contemplated hereby shall be construed to prevent the Bank from making demand, without notice and with or without reason, for immediate payment of all or any part of such Indebtedness at any time or times, whether or not a Default or an Event of Default has occurred.

SECTION 8.    MISCELLANEOUS.
    8.1 INDEPENDENT RIGHTS. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

    8.2 COVENANT INDEPENDENCE. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception or illegality in one covenant shall not create an exception or illegality in another covenant.

    8.3 WAIVERS AND AMENDMENTS. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in a writing signed and delivered by an officer of the Bank, and no waiver of any other Default or Event of Default shall operate as a waiver of any Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

    8.4 GOVERNING LAW. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of California. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

    8.5 SURVIVAL OF WARRANTIES, ETC. All of the Borrower's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowings hereunder and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

    8.6 COSTS AND EXPENSES. The Borrower agrees that it will reimburse the Bank, upon demand, for all costs and expenses incurred by the Bank in connection with (i) collecting or attempting to collect the Indebtedness or any part thereof, (ii) the enforcement of the Bank's rights or remedies under this Agreement or the other documents contemplated hereby, (iii) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other documents contemplated hereby, and/or (iv) any other matters or proceedings arising out of or in connection with any lending arrangement between the Bank and the Borrower, which costs and expenses include without limit payments made by the Bank for taxes, insurance, assessments, or other costs or expenses which the Borrower is required to pay under this Agreement or the other documents contemplated hereby; audit expenses; court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise); and all other costs and expenses of the Bank incurred in connection with any of the foregoing.

    8.7 PAYMENTS ON SATURDAYS, ETC. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

    8.8 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

    8.9 MAINTENANCE OF RECORDS. The Borrower will keep all of its records concerning its business operations and accounting at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of its records.

    8.10 NOTICES. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two (2) days after sending by first class mail, postage prepaid, addressed as follows: (a) If to the Borrower, to:

Mylex Corporation
34551 Ardenwood Boulevard
Fremont, CA 94537
Attn: Colleen Gray, Chief Financial Officer

and (b) if to the Bank, to:

Comerica Bank-California
1299 Oakmead Parkway
Sunnyvale, CA 94086
Attn: Mary Beth Suhr

or to such other address as a party shall have designated to the other in writing in accordance with this section. The giving of at least five (5) days' notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require the Bank to give five day notice or any notice if not specifically required in this Agreement.

    8.11 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

    8.12 HEADINGS. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

    8.13 WAIVER OF JURY TRIAL. The Borrower and the Bank hereby irrevocably waive the right to trial by jury with respect to any and all actions or proceedings at any time in which the Borrower and the Bank are parties arising out of this Agreement or the other documents contemplated hereby.

    8.14 FURTHER ASSURANCES. Immediately following request by Bank, the Borrower shall provide to Bank such further documents, instruments, opinions and assurances as may be requested from time to time by Bank in connection with this Agreement.

    8.15 INTEGRATED AGREEMENT. This is an integrated agreement. Except as otherwise specifically stated herein, this Agreement and the documents executed herewith supersede all prior negotiations, discussions and agreements, whether written or oral.

    IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


                                            MYLEX CORPORATION


                                            By:--------------------------
                                                  Colleen Gray
                                            Its:  Chief Financial Officer


                                            COMERICA BANK-CALIFORNIA


                                            By:--------------------------
                                                  Mary Beth Suhr
                                            Its:  Vice President

[LOGO]

                                 MATER REVOLVING NOTE

                   Variable Rate-Maturity Date-Obligatory Advances
                         (Business and Commercial Loans Only)

    AMOUNT              NOTE DATE        MATURITY DATE       TAX IDENTIFICATION

$20,000,000.00        June 25, 1996      June 25, 1998           59-2291597

On the Maturity Date, as stated above, for value received, the undersigned promise(s) to pay to the order of COMERICA BANK-CALIFORNIA ("Bank"), at any office of the Bank in the State of California, TWENTY MILLION AN NO/100 Dollars (U.S.) (or that portion of it advanced by the Bank and not repaid as later provided) with interest until maturity, whether by acceleration or otherwise, or an Event of Default, as later defined, at a per annum rate equal to the Bank's base rate from time to time in effect PLUS 0.000% per annum and after that at a rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). The Bank's "base rate" is that annual rate of interest so designated by the Bank and which is changed by the Bank form time to time. Interest rate changes will be effective for interest computation purposes as and when the Bank's base rate changes. Interest shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding. Accrued interest on this Note shall be payable on the 25th day of each MONTH commencing JULY 25, 1996, until the Maturity Date when all amounts outstanding under this Note shall be due and payable in full. If the frequency of interest payments is not otherwise specified, accrued interest on this Note shall be payable monthly on the first day of each month. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and inters shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.


The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Bank; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively "indebtedness") are secured by the Bank is granted security interest in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all accounts balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by an (or all) of the undersigned to or for the benefit of the Bank (collectively "Collateral"). Notwithstanding the above, (i) to the extent that any portion of the indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned's principal dwelling or any of the undersigned's real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) of the undersigned (or any of them) has(have) given or gives(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place.

If the undersigned (or any of them) or any guarantor under a guaranty of all or part of the indebtedness ("guarantor") (i) fail(s) to pay any of the indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any indebtedness owing on a demand basis upon demand; or (ii) fail(s) to copy with any of the terms or provisions of any agreement between the undersigned (or any of them) or any such guarantor and the Bank; or (iii) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation of a limited liability company) is the subject of a dissolution, merger or consolidation; or (a) if any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the indebtedness shall be discovered to be untrue or incomplete; or (b) if there is any termination, notice of termination; or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the indebtedness; (c) if there is any failure by any of the undersigned or any guarantor to pay when due any of its indebtedness (other than to be the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relation to such indebtedness; or (d) if the Bank deems itself insecure believing that the prospect of payment of this Note or any of the indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (e) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, including without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank, then the Bank, upon the occurrence of any of these events (each a "Default"), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the indebtedness any amount owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law. In addition, if this Note is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Note, together with all other indebtedness secured by said deed of trust or morgage, shall become due and payalbe immediately, without notice, at the option of the Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract instrument, or (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

If the Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, an all other notices and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitiuion of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the California Uniform Commercial Code and waive(s) all other suretyship defenses or tight to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participation or any interest, in any or all of the indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable. The undersigned agree(s) that the Bank may provide information relating to the Note or to the undersigned to the Bank's parent affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse the holder or owner of this Note for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collection or attempting to collect this Note or incurred in any other matter or proceeding relating this Note.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED THE HIGHEST APPLICABLE USUARY
CEILING.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRAIL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

THIS NOTE IS SUBJECT TO THE TERMS OF A LOAN AGREEMENT DATED JUNE 28, 1996

                   For Corporations, Partnerships, Trust or Estates

MYLEX CORPORATION                 By:  /s/Colleen Graz     Its:  VP Finance CFO
- -----------------------------     ---------------------    --------------------
OBLIGOR NAME TYPED/PRINTED        SIGNATURE OF             TITLE

34551 ARDENWOOD BLVD.             BY:                      Its:
- -------------------------------   ----------------------   --------------------
STREET ADDRESS                    SIGNATURE OF        TITLE

FREMONT                           BY:                      Its:
- -------------------------------   -----------------------  --------------------
CITY                              SIGNATURE OF             TITLE

CA                   94555-3607   BY:                      Its:
- -------------------------------   -----------------------  --------------------
STATE            ZIP CODE         SIGNATURE OF             TITLE



                       For Individuals or Sole Proprietorships


                        Name(s) of Obligor(s)         Signature of Obligor(s)
                        (Type or Print)

                        -----------------------       -------------------------

- ---------------------   -----------------------       -------------------------
STREET ADDRESS

- ---------------------   -----------------------       -------------------------
CITY

- ---------------------   -----------------------       -------------------------
STATE      ZIP CODE




                FOR BANK USE ONLY                              CCAR #

Loan Officer Initial      Loan Group Name     Obligor(s) Name
   MARY BETH SUHR          HIGH TECH          MYLEX CORPORATION

Loan Officer I.D. No.     Loan Group No.     Obligor #    Note #   Amount
   48703                                                          $20,000,000.00